This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report of ProFunds (the “Registrant”) on Form N-CSR for the period ended June 30, 2003 (the “Report”).

I, Louis M. Mayberg, the President of the Registrant, certify that to the best of my knowledge:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Louis. M. Mayberg	September 5, 2003

Louis. M. Mayberg President	Date

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report of ProFunds (the “Registrant”) on Form N-CSR for the period ended June 30, 2003(the “Report”).

I, Troy A. Sheets, the Treasurer of the Registrant, certify that to the best of my knowledge:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Troy A. Sheets	September 5, 2003

Troy A. Sheets Treasurer	Date

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.